UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2025

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ALT	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 5, 2025, (the “Amendment Closing”), Altimmune, Inc. (the “Company”) entered into an amendment to the Loan and Security Agreement with Hercules Capital, Inc. (“Hercules”) and the lenders party thereto, pursuant to which the lenders will make available up to four tranches of term loans (the “Term Loan”), subject to certain terms and conditions (the “Amendment”). The Amendment modified that certain Loan and Security Agreement, dated as of May 13, 2025, by and between the Company and Hercules. Under the terms of the Amendment, the lenders will, among other things, increase the availability under the Term Loan from an aggregate principal amount of $100.0 million to $125.0 million. The first Term Loan tranche was drawn down at closing on May 13, 2025 in an aggregate principal amount of $15.0 million. The second Term Loan tranche was drawn down upon the Amendment Closing in an aggregate principal amount of $20.0 million. Upon the achievement of certain milestones and subject to other terms and conditions set out in the Loan Agreement, as amended, the third Term Loan tranche will be made available in an aggregate principal amount of up to $10.0 million. The fourth Term Loan tranche will be made available in an aggregate principal amount of up to $80.0 million subject to the approval of the lenders. The Term Loan, as amended, bears interest equal to the greater of (a) 9.70% per annum and (b) the prime rate as reported in The Wall Street Journal plus 2.45% per annum. The interest-only period has been extended to 30 months from May 13, 2025.

The foregoing description of the amended agreement is not complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On November 6, 2025, the Company issued a press release announcing the Company’s financial results for its third quarter ended September 30, 2025. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01, above, is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.1	Amendment to Loan and Security Agreement, dated November 5, 2025, by and between Altimmune, Inc. and Hercules Capital, Inc.

99.1	Press Release of Altimmune, Inc. dated November 6, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

By:	/s/ Gregory Weaver
Name: Gregory Weaver
Title: Chief Financial Officer

Dated: November 6, 2025